EXHIBIT 10.7

SECOND ADDENDUM TO THE MASTER AGREEMENT

Witnesseth hereby the SECOND ADDENDUM TO THE MASTER AGREEMENT entered into by and between:

•

SOCIEDAD AGRICOLA VIRÚ S.A., identified by Taxpayer Registration (RUC) No. 20373860736, with principal place of business at Carretera Panamericana Norte Km. 521, District and Province of Virú, Department of La Libertad, acting by and through its General Manager, Yoselyn Malamud Kessler, identified by National Identity Document (DNI) No. 09343554, and Nicanor Mario Deza Neyra, identified by National Identity Document (DNI) No. 18193627, as per power-of-attorney registered in Electronic Item No. 11009404 of the Registry of Legal Entities in and for Trujillo, hereinafter referred to as “VIRÚ,” “BUYER,” or “LESSEE,” as party of the first part; and

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CAMPOSOL S.A., identified by Taxpayer Registration (RUC) No. 20340584237, with principal place of business at Av. El Derby No. 250, piso 04, Urb. El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through Pedro Javier Morales Garcés, identified by National Identity Document (DNI) No. 10310393, and Jorge Martín Quijano Rendón, identified by National Identity Document (DNI) No. 40362315, both of them as per power-of-attorney registered in Electronic Item No. 11009728 of the Registry of Legal Entities in and for Lima, hereinafter referred to as “CAMPOSOL,” “SELLER,” or “LESSOR,” as party of the second part, under the following terms and conditions:

SECTION ONE: RECITALS

1.1.

On December 2, 2015, the parties executed a Commercial Agreement, hereinafter referred to as the “Commercial Agreement”. Similarly, on December 17, 2015, the parties entered into the Master Commercial Agreement, hereinafter referred to as the “Agreement,” for the purpose of specifying the agreements reached in the Commercial Agreement in nine (09) annexes.

1.2.

On March 6, 2017, the parties executed an addendum to the Agreement whereby they agreed to amend subsections 2.1.4 and 2.1.11 of Section Two, Section Four, Section Five, Section Eleven and the relevant part of Section Twenty of the Agreement, as well as Annexes 2, 3 and 8 thereto.

SECTION TWO: SUBJECT-MATTER

The parties hereby agree to amend subsection 2.1 of Section Two, subsections 3.1.3 and 3.1.10 of Section Three and Section Four of Annex 8 to the AGREEMENT, it being in their interest to do so.

Amendment to Annex 8:

Section Two. The parties agree to amend subsection 2.1 of Section Two of Annex 8 to the Agreement, which shall read as follows:

“2.1.	The parties agree that, during 2017, CAMPOSOL shall carry out, on commission from VIRÚ (in the form of contract manufacturing or maquila), its production of fresh avocado, as described below:

Week	May 1 May 7 18	May 8 May 14 19	May 15 May 21 20	May 22 May 28 21	May 29 Jun 4 22	Jun 5 Jun 11 23	Jun 12 Jun 18 24	Jun 19 Jun 25 25	Jun 26 Jul 2 26	Jul 3 Jul 9 27	Jul 10 Jul 16 28	Jul 17 Jul 23 29	Jul 24 Jul 30 30	Jul 31 Aug 6 31	Total
HASS (Tons)		508	394	376	508	617	583	555	509	431	319	479	463	414	6,155

Total (Tons)	—	508	394	376	508	617	583	555	509	431	319	479	463	414	6,155
FCL Hass	0	21	16	15	21	25	24	23	21	17	13	19	19	17	250

Moreover, during 2018, CAMPOSOL shall carry out, on commission from VIRÚ (in the form of contract manufacturing), up to 50% of its fresh avocado production, as required by VIRÚ.

CAMPOSOL shall provide such maquila service of fresh avocado in its plant according to the technical and operational specifications contained in Annex 8.1 hereto.”

Section Three. The parties agree to amend subsections 3.1.3 and 3.1.10 of Section Three of Annex 8 to the Agreement, which shall read as follows:

“3.1.3.

CAMPOSOL shall provide, as part of the maquila service, the machinery, equipment and labor required to carry out the process. VIRÙ shall provide the raw material (fresh avocado), as well as the boxes and, if applicable, the nets and other materials necessary for packaging. CAMPOSOL shall provide the pallets, stringers, corner posts and traceability stickers.

CAMPOSOL is not liable for the quality of the avocado or of the goods received from VIRÚ to provide the service subject-matter hereof.

It is hereby established that all avocado discarded is and shall be VIRÚ’s property. In this regard, CAMPOSOL shall inform VIRÚ about this discarded avocado, so that VIRÚ can do with it whatever it deems convenient for its interests.”

“3.1.10.	CAMPOSOL shall provide VIRÚ, every Friday, with an inventory of the stock of boxes and nets in its possession, so that VIRÚ knows when to deliver boxes and/or nets to CAMPOSOL.”

Section Four. The parties agree to amend Section Four of Annex 8 of the Agreement, which shall read as follows:

“4.1.

VIRÚ undertakes to pay the consideration to CAMPOSOL for the maquila service subject-matter hereof in addition to, considering the production plan described in Section 2.1. hereof, the following items:

MAQUILA RATE: BOXED PRODUCT

•	2016 rate: USD 0.12/kg FP (finished product) + General Sales Tax (IGV)

•	2017 rate: USD 0.12/kg FP (finished product) + General Sales Tax (IGV)

•	2018 rate: USD 0.12/kg FP (finished product) + General Sales Tax (IGV)

Any request for maquila of fresh avocado in addition to the volume agreed in the production plan described in Section 2.1. hereof must be previously approved by CAMPOSOL. In this case, a fee equivalent to USD 0.15/kg FP (finished product) + General Sales Tax (IGV) shall apply.

NETTED PRODUCT RATE

In any case, whenever VIRÚ requests the netting of the product, a rate of USD 0.187/kg FP (finished product) + General Sales Tax (IGV) shall apply.

All the rates provided for in this Section shall be adjusted annually according to the inflation rate of the United States of America. This consideration covers all the costs of the maquila and storage service and, therefore, VIRÚ shall not pay CAMPOSOL any additional amount for any item.

4.2.	VIRÚ undertakes to pay CAMPOSOL:

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The consideration for the maquila services of boxed fresh avocado according to the production plan referred to in subsection 2.1. of Section Two hereof, within ten (10) calendar days following the date of receipt of the monthly invoices.

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The consideration for the maquila services of boxed fresh avocado in addition to the production plan referred to in subsection 2.1. of Section Two hereof, ten (10) calendar days following the date of receipt of the weekly debit notes (which shall result from the daily excess volumes).

•	The consideration for the maquila services of netted fresh avocado, ten (10) calendar days following the date of issuance of the monthly invoices.

SECTION THREE: PERFORMANCE OF OBLIGATIONS

The parties represent that they are satisfied with the performance of the remaining obligations arising from the Agreement and its relevant annexes and represent that they have no claim against each other for any obligation or event governed by or arising from the Agreement and its relevant annexes.

SECTION FOUR: RATIFICATION

The parties ratify the clauses of this addendum, expressing their full conformity therewith, and placing on record that the sections of the Agreement, which have not been expressly amended herein, shall remain in full force and effect and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum, in Lima, on May 15, 2017.

VIRÚ

By: /s/ Yoselyn Malamud Kessler

Name: Yoselyn Malamud Kessler

Title: General Manager, Virú S.A.

VIRÚ

By: /s/ Mario Deza Neyra, Engineer

Name: Mario Deza Neyra, Engineer

Title: Plant Manager, Virú S.A.

CAMPOSOL S.A.

By: /s/ Jorge Quijano Rendón

Name: Jorge Quijano Rendón

Title: Business Unit Manager

CAMPOSOL S.A.

By: /s/ Javier Morales Garcés

Name: Javier Morales Garcés

Title: General Manager, Camposol Fruits & Vegetables

CSOL-2017-00362

APPROVED: LEGAL DEPARTMENT

AMR

Virú, August 2, 2017

Messrs.

CAMPOSOL S.A.

Address: Av. El Derby No. 250, Piso 04, Urb. El Derby - San Isidro

Lima.-

Attention: Nicolás Gonzáles Vizcaya Re: Submission of Second Addendum to Master Agreement

Dear Sirs,

I am pleased to submit to your office on behalf of VIRÚ S.A. (formerly Sociedad Agrícola Virú S.A.) two (02) original sets of the “Second Addendum to the Master Agreement” signed by our principals.

As agreed, kindly return one of the two original sets signed by your representatives for our files.

Sincerely yours,

[Illegible signature]

CHRISTIAN DALY HOGUE

Chief Legal Officer

Virú S.A.